Exhibit 99.1

600 Travis Street Suite 5200 Houston, Texas 77002 Contact: Roland O. Burns Chief Financial Officer (972) 668-8811 Web site: www.boisdarcenergy.com

NEWS RELEASE

For Immediate Release

BOIS d'ARC ENERGY, INC. REPORTS
FOURTH QUARTER AND ANNUAL 2007
FINANCIAL AND OPERATING RESULTS

HOUSTON, TEXAS, February 11, 2008– Bois d'Arc Energy, Inc. ("Bois d'Arc" or the "Company") (NYSE: BDE) today reported financial and operating results for the quarter and year ended December 31, 2007.

Fourth Quarter and Annual 2007 Financial Results

Bois d'Arc reported net income of $28.1 million, or 42¢ per diluted share, for the three months ended December 31, 2007 as compared to 2006's fourth quarter net income of $11.9 million, or 18¢ per diluted share.  The strong growth in profits in the quarter was driven primarily by production growth and improved oil and gas prices.  Bois d'Arc's production in the fourth quarter of 2007 increased to 10.7 billion cubic feet equivalent of natural gas ("Bcfe"), 20% higher than production of 8.9 Bcfe in the fourth quarter of 2006.  Bois d'Arc's average realized oil price in 2007's fourth quarter of $91.51 per barrel increased 58% over 2006's fourth quarter average oil price of $57.77 per barrel.  The Company's average realized natural gas price of $7.48 per Mcf in 2007's fourth quarter was 10% higher than the $6.78 per Mcf realized in 2006's fourth quarter.  The growth in production combined with stronger oil and gas prices resulted in a 51% increase in Bois d'Arc's fourth quarter oil and gas sales to $100.2 million from $66.3 million in 2006's fourth quarter.  The higher revenues also drove cash flow higher in the quarter.  Operating cash flow (before changes in working capital accounts) of $70.7 million in the fourth quarter was 57% higher than 2006's fourth quarter cash flow of $45.0 million.  EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses increased 63% to $81.8 million over 2006's fourth quarter EBITDAX of $50.1 million.

For the year ended December 31, 2007, Bois d'Arc reported net income of $78.7 million or $1.17 per diluted share as compared to net income of $55.0 million (84¢ per diluted share) for the year ended December 31, 2006.  Oil and gas sales for 2007 increased 40% to $355.5 million as compared to $254.7 million for 2006.  Production in 2007 of 42.2 Bcfe increased 34% over 2006 production of 31.5 Bcfe.  Prices realized by the Company during 2007 averaged $7.19 per Mcf of natural gas and $74.15 per barrel of oil as compared to $7.13 per Mcf of natural gas and $64.66 per barrel of oil in 2006.  Operating cash flow (before changes in working capital accounts) in 2007 was $261.8 million as compared to $181.2 million in 2006.  EBITDAX totaled $291.2 million in 2007 as compared to $197.2 million in 2006.

2007 Drilling Results

Bois d'Arc made capital expenditures of $206.9 million during 2007 for its exploration and development activities and spent an additional $7.0 million on geological and geophysical costs primarily for 3-D seismic data acquisition.  Bois d'Arc successfully replaced 228% of 2007's production primarily through its 2007 drilling program and improved recovery resulting from the successful M-8 sand water flood project at the Ship Shoal 113 unit.  In 2007, Bois d'Arc drilled seven (6.6 net) successful wells out of a total of 15 (12.0 net) wells drilled with eight (5.4 net) dry holes.  The largest discoveries made in 2007 included a well drilled at Ship Shoal block 93, which proved up the "Walleye" prospect, a second well drilled at South Timbalier block 75 which extended its "Doc Holliday" discovery made in 2005, and the ultra deep well drilled at South Timbalier block 81 which proved up the "Butch Cassidy" prospect.  Bois d'Arc also drilled three successful wells as part of its M-8 sand water flood project in the Ship Shoal 113 unit.  During the fourth quarter of 2007, Bois d'Arc drilled a successful development well at Ship Shoal block 119 with the OCS-G 69 #25 well which was drilled to a depth of 10,108 feet and encountered 89 net feet of pay sands in three commercial reservoirs.

Bois d'Arc's 2008 drilling program is off to a strong start with two successful development wells.  The OCS-G 24922 #1 at Ship Shoal block 97 was drilled to a depth of 12,983 feet and encountered 71 net feet of pay in two high quality sands.  First production for the well is expected in February.  Bois d'Arc has a 78% working interest in this well.  The second successful development well was drilled to test the "Perch" prospect at Ship Shoal block 120.  The OCS-G 24926 #1 was drilled to a depth of 5,000 feet to develop multiple previously proven undeveloped shallow gas reservoirs within the Ship Shoal block 113 field area.  The well encountered 109 feet of pay in eight objective sands.  First production for the well is expected in the second quarter.  Bois d'Arc has a 100% working interest in this well.  Bois d'Arc is currently drilling an 18,500 foot exploratory well to test its "Chinook" prospect at South Pelto block 21.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Bois d'Arc Energy is a growing independent exploration company engaged in the discovery and production of oil and natural gas in the Gulf of Mexico.  The Company's stock is traded on the New York Stock Exchange under the symbol "BDE".

BOIS d'ARC ENERGY, INC.
CONSOLIDATED OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Oil and gas sales	$100,245	$66,274	$355,460	$254,710
Operating expenses:
Oil and gas operating	16,282	15,601	58,841	53,400
Exploration	2,982	2,390	36,040	18,708
Depreciation, depletion and amortization	29,712	24,971	115,285	77,591
Impairment	—	200	344	1,632
General and administrative, net	5,830	2,462	14,869	11,374

Total operating expenses	54,806	45,624	225,379	162,705

Income from operations	45,439	20,650	130,081	92,005

Other income (expenses):
Interest income	115	89	512	330
Other income	152	128	541	597
Interest expense	(1,985)	(2,168)	(9,033)	(6,696)

Total other expenses	(1,718)	(1,951)	(7,980)	(5,769)

Income before income taxes	43,721	18,699	122,101	86,236
Provision for income taxes	(15,584)	(6,823)	(43,431)	(31,212)

Net income	$28,137	$11,876	$78,670	$55,024

Net income per share:
Basic	$0.43	$0.18	$1.20	$0.87
Diluted	$0.42	$0.18	$1.17	$0.84

Weighted average common and common stock equivalent shares outstanding:
Basic	65,676	65,128	65,392	63,391
Diluted	67,574	66,831	67,224	65,278

BOIS d'ARC ENERGY, INC.
CONSOLIDATED OPERATING RESULTS
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Cash flow from operations:
Net cash provided by operating activities	$68,670	$40,438	$244,673	$178,409
Excess tax benefit from stock-based compensation	71	—	94	29
Increase in accounts receivable	8,012	10,604	3,498	4,628
Increase (decrease) in prepaid expenses	(2,513)	(1,875)	(2,682)	1,300
Decrease (increase) in accounts payable and accrued expenses	(3,512)	(4,187)	16,204	(3,172)
Cash flow from operations	$70,728	$44,980	$261,787	$181,194

EBITDAX:
Net income	$28,137	$11,876	$78,670	$55,024
Interest expense	1,985	2,168	9,033	6,696
Income tax expense	15,584	6,823	43,431	31,212
Depreciation, depletion and amortization	29,712	24,971	115,285	77,591
Impairment	—	200	344	1,632
Stock-based compensation	3,368	1,665	8,373	6,377
Exploration expense	2,982	2,390	36,040	18,708
EBITDAX	$81,768	$50,093	$291,176	$197,240

	As of December 31,
	2007	2006
Balance Sheet Data:
Cash and cash equivalents	$18,841	$9,487
Other current assets	47,461	47,307
Property and equipment, net	887,270	827,795
Other	3,064	912
Total assets	$956,636	$885,501

Current liabilities	$47,377	$68,868
Long-term debt	80,000	100,000
Deferred income taxes	181,667	151,959
Reserve for future abandonment costs	45,094	48,064
Stockholders' equity	602,498	516,610
Total liabilities and stockholders' equity	$956,636	$885,501

BOIS d'ARC ENERGY, INC.
CONSOLIDATED OPERATING RESULTS
(In thousands, except per unit amounts)

	Three Months Ended December 31,
	2007	2006

Oil production (thousand barrels)	438	350
Gas production (million cubic feet – Mmcf)	8,050	6,795
Total production (Mmcfe)	10,676	8,894

Oil sales	$40,051	$20,206
Gas sales	60,194	46,068
Total oil and gas sales	$100,245	$66,274

Average oil price (per barrel)	$91.51	$57.77
Average gas price (per thousand cubic feet – Mcf)	$7.48	$6.78
Average price (per Mcf equivalent)	$9.39	$7.45
Lifting cost(1)	$16,282	$15,601
Lifting cost (per Mcf equivalent)	$1.53	$1.75

Oil and gas capital expenditures:
Acquisition of producing properties	$—	$978
Leasehold costs	7,186	(137)
Exploration drilling	6,957	24,780
Development drilling	5,212	765
Other development costs	20,439	26,426
Total	$39,794	$52,812

(1) Includes production taxes of $775and $353 for the three months ended December 31,2007 and 2006, respectively.

	Year Ended December 31,
	2007	2006

Oil production (thousand barrels)	1,671	1,383
Gas production (million cubic feet – Mmcf)	32,186	23,183
Total production (Mmcfe)	42,211	31,481

Oil sales	$123,895	$89,421
Gas sales	231,565	165,289
Total oil and gas sales	$355,460	$254,710

Average oil price (per barrel)	$74.15	$64.66
Average gas price (per thousand cubic feet – Mcf)	$7.19	$7.13
Average price (per Mcf equivalent)	$8.42	$8.09
Lifting cost(2)	$58,841	$53,400
Lifting cost (per Mcf equivalent)	$1.39	$1.70

Oil and gas capital expenditures:
Acquisition of producing properties	$—	$19,156
Leasehold costs	8,913	1,971
Exploration drilling	89,232	128,983
Development drilling	46,480	23,360
Other development costs	62,238	71,140
Total	$206,863	$244,610

(2) Includes production taxes of $2,495and $1,577 for the year ended December 31,2007 and 2006, respectively.